Exhibit 3.3

[Flag] Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les societes par actions

THE LECTURENET LEARNING CORPORATION	397901-6
Name of corporation-Denomination de la societe	Corporation number-Numero de la societe

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la societe susmentionnee ont ete modifies:

a) under section 13 of the Canada	☐ a) en vertu de l'article 13 de la Loi
Business Corporations Act in accordance with the attached notice;	canadienne sur les societes par actions, conformement a l'avis ci-joint;
b) under section 27 of the Canada	☐ b) en vertu de I'article 27 de la Loi
Business Corporations Act as set out in the attached articles of amendment designating a series ofshares;	canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes designant une serie d'actions;
c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑ c) en vertu de l'article 179 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes;
d) under section 191 of the Canada	☐ d) en vertu de l'article 191 de la Loi
Business Corporations Act as set out in the attached articles of reorganization;	canadienne sur les societes par actions, tel qu'il est indique dans les clauses de reorganisation ci-jointes;

JEFFERSON THACHUK                                                                                       August 13, 2002 / le 13 aout 2002

Director - Directeur                                                                                                  Date of Amendment - Date de modification

Canada [flag]

[flag] Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ELECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	societes par actions	ARTICLES OF AMENDMENT CLAUSES MODIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type. Mode de traitement: E-Commerce/Commerce-E 1. Name of Corporation - Denomination de la societe THE LECTURENET LEARNING CORPORATION			2. Corporation No. - N° de la societe 397901-6

3. The articles of the above-named corporation are amended as follows: Les statuts de 1a societe mention nee ci-dessus sont modifies de la fa~on suivante:

"All of the issued and outstanding shares of the Corporation be subdivided on the basis of one and one-half (1 1/2) post-subdivision shares for each one (I) pre-subdivision share."

Date	Name - Nom	Signature	Capacity of - en qualite
2002-08-13	JEFF THACHUK		DIRECTOR

Canada [flag]

[flag] Industry Canada	Industrie Canada		RAPPORT DE LA TRANSACTION ELECTRONIQUE STATUTS CONSTITUTIFS (ARTICLE 6)
ELECTRONIC TRANSACTION REPORT ARTICLES OF INCORPORATION (SECTION 6)
Canada Business	Loi canadienne sur les
Corporations Act	societes par actions

Processing Type - Mode de Traitement:	E-Commerce
1. Name of Corporation - Denomination de la societe THE LECTURENET LEARNING CORPORATION

2 . The province or territory in Canada where the registered office is to be situated - La province ou Ie territoire au Canada oil se situera le siege social British Columbia

3 . The classes and any maximum number of shares that the corporation is authorized to issue-
      Categories et Ie nombre maximal d'actions que la societe est autorisec it emettre
        The annexed Schedule I is incorporated in this form.
        L'annexe I ci-jointe fait partie integrante de la presente formule.

4 . Restrictions, if any, on share transfers - Restrictions sur Ie transfert des actions, s'i1 y a lieu
        The annexed Schedule 2 is incorporated in this form.
        L'annexe 2 ci-jointe fait partie integrante de la presente formule.

5. Number (or minimum and maximum number) of directors - Nombre (ou nombre minimal et maximal) d'administrateurs Minimum: 1 Maximum: 5

6 . Restrictions, if any, on business the corporation may carry on -
      Limites imposees a   l'activite commerciale de la societe, s'il y a lieu
        The annexed Schedule 3 is incorporated in this form.
        L'annexe 3 ci-jointe fait partie integrante de 1a presente formule.

7 . Other provisions, if any - Autres dispositions, s'i1 y a lieu
        The annexed Schedule 4 is incorporated in this form.
         L'annexe 4 ci-jointe fait partie integrante de la presente formule.

8.  Incorporators - Fondateurs

Names(s) - Nom(s)	Address (including postal code) - Adresse (inclure Ie code postal)		Signature

JEFFERSON THACHUK	#34 - 3387 KING GEORGE HWY SURREY, BRITISH COLUMBIA CANADA		JEFFERSON THACHUK
V4P IB7
Canada [FLAG]

SCHEDULE / ANNEX 1

ONE CLASS OF SHARES:

The corporation is authorized to issue an unlimited number of shares of one class.

SCHEDULE / ANNEX 2

RESTRICTIONS ON SHARE TRANSFERS:

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

     a. the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR

     b.the shareholders ofthe Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

SCHEDULE / ANNEX 3

None

SCHEDULE / ANNEX 4

a.  The number of shareholders in the Corporation, exclusive of employees and former employees who, while employed by the Corporation were, and following the termination of that employment, continue to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered holders of one or more shares being counted as one shareholder.

b. Any invitation to the public to ~ubScribe for securities of the Corporation is prohibited.

c. If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution ofthe shareholders, the directors of the Corporation may from time to time:

i. borrow money upon the credit of the Corporation;
ii. issue, reissue, sell or pledge debt obligations of the Corporation; and
iii. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing ofmoney by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

d.The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third ofthe number of directors elected at the previous annual general meeting ofshareholders.